Exhibit (99)A

Consolidated Reclassification of Distribution and Supply Chain Costs

(millions) (unaudited)

2005	Three months ended April 30, 2005			Three months ended July 30, 2005			Three months ended October 29, 2005			Three months ended January 28, 2006
	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported
Cost of sales	$7,556	$199	$7,755	$7,828	$210	$8,038	$8,034	$216	$8,250	$11,509	$236	$11,745
SG&A expense	$2,495	$(199)	$2,296	$2,650	$(210)	$2,440	$2,786	$(216)	$2,570	$3,254	$(236)	$3,018

				Six months ended July 30, 2005			Nine months ended October 29, 2005			Twelve months ended January 28, 2006
				Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported
Cost of sales				$15,384	$409	$15,793	$23,418	$625	$24,043	$34,927	$861	$35,788
SG&A expense				$5,145	$(409)	$4,736	$7,931	$(625)	$7,306	$11,185	$(861)	$10,324

2006	Three months ended April 29, 2006			Three months ended July 29, 2006			Three months ended October 28, 2006			Three months ended February 3, 2007
	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported
Cost of sales	$8,473	$221	$8,694	$8,686	$234	$8,920	$8,891	$242	$9,133	$13,349	$270	$13,619
SG&A expense	$2,879	$(221)	$2,658	$2,987	$(234)	$2,753	$3,151	$(242)	$2,909	$3,804	$(270)	$3,534

				Six months ended July 29, 2006			Nine months ended October 28, 2006			Twelve months ended February 3, 2007
				Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported
Cost of sales				$17,159	$455	$17,614	$26,050	$697	$26,747	$39,399	$967	$40,366
SG&A expense				$5,865	$(455)	$5,410	$9,016	$(697)	$8,319	$12,819	$(967)	$11,852

2007	Three months ended May 5, 2007			Three months ended August 4, 2007			Three months ended November 1, 2007			Three months ended February 2, 2008
	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported
Cost of sales	$9,186	$230	$9,416	$9,439	$257	$9,696	$9,771	$264	$10,035	$13,499	$283	$13,782
SG&A expense	$3,093	$(230)	$2,863	$3,328	$(257)	$3,071	$3,455	$(264)	$3,191	$3,829	$(283)	$3,546

				Six months ended August 4, 2007			Nine months ended November 1, 2007			Twelve months ended February 2, 2008
				Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported	Previously Reported	Effect of Reclassification	As Reported
Cost of sales				$18,625	$487	$19,112	$28,396	$751	$29,147	$41,895	$1,034	$42,929
SG&A expense				$6,421	$(487)	$5,934	$9,875	$(751)	$9,124	$13,704	$(1,034)	$12,670